Exhibit 10.4

LIMITED LIABILITY COMPANY AGREEMENT

OF

GLIMPSE GROUP CONSULTING, LLC

This Limited Liability Company Agreement (“Agreement”) of Glimpse Group Consulting, LLC (the “Company”), effective as of May 30, 2017 (the “Effective Date”), is entered into by The Glimpse Group, Inc., as the sole member of the Company (the “Member”).

WHEREAS, the Company was formed as a limited liability company on November 16, 2016 pursuant to Chapter 86 of the Nevada Revised Statutes, as amended from time to time (the “Act”), by the filing of Articles of Organization of the Company with the office of the Secretary of State of Nevada; and

WHEREAS, the Member agrees that the membership in and management of the Company shall be governed by the terms set forth herein and the Act and to the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

NOW, THEREFORE, the Member agrees as follows:

1.	Name. The name of the Company is Glimpse Group Consulting, LLC.

2.           Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental thereto, including providing virtual and augmented reality consulting services.

3.	Principal Office; Registered Agent.

(a)       Principal Office. The location of the principal office of the Company shall be 800 Third Avenue, Suite 1701, New York, New York 10022, or such other location as the Member may from time to time designate.

(b)       Registered Agent. The agent for service of process in Nevada as of the Effective Date of this Agreement is Corporate Creations Network Inc.

4.	Members.

(a)       Initial Member. The Member owns 100% of the membership interests in the Company. The name and the business, residence or mailing address of the Member are as follows:

Name	Address
The Glimpse Group, Inc.	800 Third Avenue, Suite 1701, New York, NY 10022

(b)       Additional Members. One or more additional members may be admitted to the Company with the consent of the Member. Prior to the admission of any such additional members to the Company, the Member shall amend this Agreement to make such changes as the Member shall determine to reflect the fact that the Company shall have such additional members. Each additional member shall execute and deliver a supplement or counterpart to this Agreement, as necessary.

(c)       Membership Interests; Certificates. The Company will not issue any certificates to evidence ownership of the membership interests.

5.	Management.

(a)       Authority; Powers and Duties of the Member. The Member shall have exclusive and complete authority and discretion to manage the operations and affairs of the Company and to make all decisions regarding the business of the Company. Any action taken by the Member shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Member as set forth in this Agreement. The Member shall have all rights and powers of a manager under the Act, and shall have such authority, rights and powers in the management of the Company to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement.

(b)       Election of Officers; Delegation of Authority. The Member may, from time to time, designate one or more officers with such titles as may be designated by the Member to act in the name of the Company with such authority as may be delegated to such officers by the Member (each such designated person, an “Officer”). Any such Officer shall act pursuant to such delegated authority until such Officer is removed by the Member. Any action taken by an Officer designated by the Member pursuant to authority delegated to such Officer shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any officer set forth in this Agreement and any instrument designating such officer and the authority delegated to him or her.

6.	Liability of Member; Indemnification.

(a)       Limited Liability of Member. Except as otherwise required by any non- waivable provision of the Act or other applicable law, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated for any such debt, obligation or liability of the Company solely by reason of being the Member or participating in the management of the Company.

(b)       Indemnification. To the fullest extent permitted under the Act, the Member and officers (irrespective of the capacity in which it acts) shall be entitled to indemnification and advancement of expenses from the Company for and against any loss, damage, claim or expense (including attorneys’ fees) whatsoever incurred by the Member or officers relating to or arising out of any act or omission or alleged acts or omissions (whether or not constituting negligence or gross negligence) performed or omitted by the Member or the officers on behalf of the Company; provided, however, that any indemnity under this Section 6(b) shall be provided out of and to the extent of Company assets only, and neither the Member, officers nor any other person shall have any personal liability on account thereof.

2

7.       Term. The Company commenced on the date the Articles of Organization were properly filed with the Secretary of State of the State of Nevada and shall exist in perpetuity unless the Company is dissolved and terminated in accordance with Section 13.

8.       Other Activities. The Member, its agents, representatives and affiliates may engage or invest in, and devote their time to, any other business venture or activity of any nature and description (independently or with others), whether or not such other activity may be deemed or construed to be in competition with the Company. The Company shall not have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity (or to the income or proceeds derived therefrom), and the pursuit thereof, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

9.       Standards of Conduct. Whenever the Member is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing, then the Member shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever. To the extent that the Member has, at law or in equity, duties (including, without limitation, fiduciary duties) to the Company or other person bound by the terms of this Agreement, the Member acting in accordance with the Agreement shall not be liable to the Company or any such other person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties of the Member otherwise existing at law or in equity, replace such other duties to the greatest extent permitted under applicable law.

10.       Initial Capital Contributions. The Member hereby agrees to contribute to the Company such cash, property or services as determined by the Member.

11.	Tax Status; Income and Deductions.

(a)       Tax Status. As long as the Company has only one member, it is the intention of the Company and the Member that the Company be treated as a disregarded entity for federal and all relevant state tax purposes and neither the Company nor the Member shall take any action or make any election which is inconsistent with such tax treatment. All provisions of this Agreement are to be construed so as to preserve the Company’s tax status as a disregarded entity.

(b)       Income and Deductions. All items of income, gain, loss, deduction and credit of the Company (including, without limitation, items not subject to federal or state income tax) shall be treated for federal and all relevant state income tax purposes as items of income, gain, loss, deduction and credit of the Member.

12.       Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Member.

3

13.	Dissolution; Liquidation.

(a)       The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member or (ii) any other event or circumstance giving rise to the dissolution of the Company under Chapter 86.491 of the Act, unless the Company’s existence is continued pursuant to the Act.

(b)       Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Member shall promptly liquidate the business of the Company. During the period of the winding up of the affairs of the Company, the rights and obligations of the Member under this Agreement shall continue.

(c)       In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied as follows: (i) first, to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (ii) thereafter, to the Member.

(d)       Upon the completion of the winding up of the Company, the Member shall file Articles of Dissolution in accordance with the Act.

14.	Miscellaneous.

(a)       Amendments. Amendments to this Agreement may be made only with the consent of the Member.

(b)       Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

(c)       Severability. In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date first above written.

THE GLIMPSE GROUP, INC.

By:	/s/ Lyron Bentovim
Name:	Lyron Bentovim
Title:	President & CEO

5